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                                                                      EXHIBIT 10


                       MPW INDUSTRIAL SERVICES GROUP, INC.
                   AMENDED AND RESTATED 1997 STOCK OPTION PLAN


         1. PURPOSE. The purpose of this Plan is to attract and retain directors, officers and key employees and consultants for MPW Industrial Services Group, Inc., an Ohio corporation (the "Corporation"), and its Subsidiaries and to provide such persons with incentives and rewards for superior performance.

         2.       DEFINITIONS. As used in this Plan,

                  "BOARD" means the Board of Directors of the Corporation.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITTEE" means the committee described in Section 11(a) of this Plan; provided, however, that until the Corporation shall have a class of equity securities registered pursuant to Section 12 of the Exchange Act of 1934, as amended, the "Committee" shall mean the Board, as defined herein.

                  "COMMON SHARES" means (i) shares of the common stock of the Corporation, no par value, and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in
Section 6 of this Plan.

                  "DATE OF GRANT" means the date specified by the Committee on which a grant of Option Rights shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

                  "INCENTIVE STOCK OPTIONS" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

                  "LESS-THAN-80-PERCENT SUBSIDIARY" means a Subsidiary with respect to which the Corporation directly or indirectly owns or controls less than 80 percent of the total combined voting or other decision-making power.

                  "MARKET VALUE PER SHARE" means, at any date, (i) the closing sales price for the Common Shares on that date, if available, or, if there are no sales on that date or if a closing sales price is not available, (ii) the average of the "bid" and "asked" prices of the Common Shares on that date, in each case as reported by the National Association of Securities Dealers
Automated Quotation System or any national securities exchange on which the Common Shares are then traded, or, if (i) or (ii) are not available, the fair market value of the Common Shares as determined by the Committee from time to time.
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                  "NONEMPLOYEE DIRECTOR" means a member of the Board, who is not also an employee of the Company or any of its subsidiaries on the date an Option Right is granted to him or her pursuant to Section 4(b) of this Plan.

                  "OPTIONEE" means the person so designated in an agreement evidencing an outstanding Option Right.

                  "OPTION PRICE" means the purchase price payable upon the exercise of an Option Right.

                  "OPTION RIGHT" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

                  "PARTICIPANT" means a person who is selected by the Committee to receive benefits under this Plan and who is at that time an officer, including without limitation an officer who may also be a member of the Board, any other key employee of, or a consultant to, the Corporation or any Subsidiary, or who has agreed to commence serving in any such capacity or a Nonemployee Director receiving an Option Right pursuant to Section 4(b) hereof.

                  "RELOAD OPTION RIGHTS" means additional Option Rights granted automatically to an Optionee upon the exercise of Option Rights pursuant to
Section 4(f) of this Plan.

                  "RULE 16B-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect), as in effect from time to time.

                  "SUBSIDIARY" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Corporation owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

         3.       SHARES AVAILABLE UNDER THE PLAN.

                  (a) Subject to adjustment as provided in Section 6 of this Plan, the number of Common Shares issued or transferred upon the exercise of Option Rights shall not in the aggregate exceed 1,200,000 Common Shares, which may be Common Shares of original issuance or Common Shares held in treasury or a combination thereof. If any award terminates, expires or is canceled with respect to any Common Shares, new awards may thereafter be granted covering such Common Shares.

                  (b) Upon the full or partial payment of any Option Price by the transfer to the Corporation of Common Shares or upon satisfaction of tax withholding provisions in connection with any such exercise or any other payment made or benefit realized under this Plan by the transfer or relinquishment of Common Shares, there shall be deemed to have been issued or transferred under this plan only the net number of Common Shares actually issued or transferred by the Corporation.

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         4.       OPTION RIGHTS.

                  (a) The Committee may from time to time authorize grants to Participants of options to purchase Common Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                           (i) Each grant shall specify the number of Common
Shares to which it pertains.

                           (ii) Each grant shall specify an Option Price per
Common Share, which in the case of Incentive Options, shall be equal to or greater than the Market Value per Share on the Date of Grant and, in the case of other options, shall not be less than eighty-five percent (85%) of the Market Value per Share on the Date of Grant.

                           (iii) Each grant shall specify the form of
consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (A) cash in the form of currency or check or other cash equivalent acceptable to the Corporation, (B) nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, (C) any other legal consideration, including, without limitation, promissory notes, that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 4(a)(iv) below, on such basis as the Committee may determine in accordance with this Plan and (D) any combination of the foregoing.

                           (iv) Any grant may provide for deferred payment of
the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Common Shares to which the exercise relates.

                           (v) Any grant may provide for the automatic grant to
the Optionee of Reload Option Rights upon the exercise of Option Rights, including Reload Option Rights, for Common Shares or any other noncash consideration authorized under Sections 4(a)(iii) above.

                           (vi) Successive grants may be made to the same
Participant regardless of whether any Option Rights previously granted to such Participant remain unexercised.

                           (vii) Each grant shall specify the period or periods
of continuous employment of the Optionee by the Corporation or any Subsidiary that are necessary before the Option Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercisability of such rights in the event of retirement, death or disability of the Participant or a change in control of the Corporation or other similar transaction or event.

                           (viii) Option Rights granted under this Plan may be
(A) options that are intended to qualify under particular provisions of the Code, including without limitation Incentive Stock Options, (B) options that are not intended to so qualify or (C) combinations of the foregoing.

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                           (ix) No Option Right granted under this Plan may be
exercised more than 10 years from the Date of Grant.

                           (x) Each grant shall be evidenced by an agreement,
which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

                  (b) (i) Notwithstanding the above, each director who is a Nonemployee Director is hereby granted, effective the close of business on the first business day after (1) the date of the first annual meeting of shareholders occurring after the date of this Plan at which he or she is elected a Director, an option to purchase 2,000 Common Shares, and (2) the date of each subsequent annual meeting of shareholders at which he or she is elected a Director, an option to purchase 1,000 Common Shares.

                           (ii) All options granted pursuant to this Section
2(b)(i) hereof shall be non-statutory options not intended to qualify under
Section 422 of the Code and shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by such Nonemployee Director, and which agreement shall be in the form attached hereto as Exhibit A.

                           (iii) The Option Price per Common Share shall be
equal to 100% of the Market Value per Share as of the date such option is granted, shall be exercisable in full one year following the date of grant and shall expire ten years from the date of grant, unless terminated earlier in accordance with the stock option agreement.

         5.       TRANSFERABILITY.

                  (a) No Option Right or other derivative security (as that term is used in Rule 16b-3) awarded under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution or, other than with respect to an Incentive Stock Option, a qualified domestic relations order, as defined in the Code. Option Rights shall be exercisable during a Participant's lifetime only by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for transferability of particular awards under this Plan so long as such provisions will not disqualify the exemption for other awards under Rule 16b-3.

                  (b) Any award made under this Plan may provide that all or any part of the Common Shares that are to be issued or transferred by the Corporation upon the exercise of Option Rights shall be subject to further restrictions upon transfer.

         6. ADJUSTMENTS. The Committee may make or provide for such adjustments in the (a) number of Common Shares covered by outstanding Option Rights, (b) prices per share applicable to such Option Rights, and (c) kind of shares (including shares of another issuer) covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from

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(x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. In any case, such substitution of securities shall not require the consent of any person who is granted awards pursuant to this Plan.

         7. FRACTIONAL SHARES. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

         8. WITHHOLDING TAXES. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. The Corporation and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

         9. PARTICIPATION BY EMPLOYEES OF A LESS-THAN-80-PERCENT SUBSIDIARY. As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is an employee of a Less-Than-80-Percent Subsidiary, regardless whether such Participant is also employed by the Corporation or another Subsidiary, the Committee may require the Less-Than-80-Percent Subsidiary to agree to transfer to the Participant (as, if and when provided for under this Plan and any applicable agreement entered into between the Participant and the Less-Than-80-Percent Subsidiary pursuant to this
Plan) the Common Shares that would otherwise be delivered by the Corporation upon receipt by the Less-Than-80-Percent Subsidiary of any consideration then otherwise payable by the Participant to the Corporation. Any such award may be evidenced by an agreement between the Participant and the Less-Than-80-Percent Subsidiary, in lieu of the Corporation, on terms consistent with this Plan and approved by the Committee and the Less-Than-80-Percent Subsidiary. All Common Shares so delivered by or to a Less-Than-80-Percent Subsidiary will be treated as if they had been delivered by or to the Corporation for purposes of Section 3 of this Plan, and all references to the Corporation in this Plan shall be deemed to refer to the Less-Than-80-Percent Subsidiary except with respect to the definitions of the Board and the Committee and in other cases where the context otherwise requires.

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         10.      CERTAIN TERMINATIONS OF EMPLOYMENT, HARDSHIP AND APPROVED
LEAVES OF ABSENCE. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Corporation, termination of employment to enter public service with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right that is not immediately and fully exercisable, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

         11.      ADMINISTRATION OF THE PLAN.

                  (a) This Plan shall be administered by the Compensation Committee of the Board appointed from time to time by the Board of Directors of the Corporation. The Committee shall be composed of not less than two members of the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

                  (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

         12.      AMENDMENTS AND OTHER MATTERS.

                  (a) This Plan may be amended from time to time by the Committee, but except as expressly authorized by this Plan no such amendment shall increase the maximum number of shares specified in Section 3(a) of this Plan (except that adjustments authorized by Section 6 of this Plan shall not be limited by this provision), or cause Rule 16b-3 to become inapplicable to this Plan, without the further approval of the shareholders of the Corporation, unless permitted by Rule 16b-3. Without limiting the generality of the foregoing, the Committee may amend this Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

                  (b) With the concurrence of the affected Optionee, the Committee may cancel any agreement evidencing Option Rights or any other award granted under this Plan. In the event of such cancellation, the Committee may authorize the granting of new Option Rights or other awards hereunder, which may or may not cover the same number of Common Shares that had been the subject of the prior award, at such Option Price and subject to such other terms, conditions and discretions as would have been applicable under this Plan had the canceled Option Rights or other awards been granted.

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                  (c) The Committee may, in its sole discretion, accelerate the time at which any Option Right may be exercised. The Committee also may permit Participants to elect to defer the issuance of Common Shares pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Common Shares.

                  (d) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary and shall not interfere in any way with any right that the Corporation or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

                  (e) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option Right; provided, however, that such provision shall remain in effect with respect to other Option Rights, and there shall be no further effect on any provision of this Plan.

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